Exhibit 3.65

                   CERTIFICATE OF LIMITED PARTNERSHIP OF
                         BENGAL MOTOR COMPANY, LTD.

         Pursuant to the provisions of the Florida Revised Uniform Limited Partner ship Act (1986), and Section 620.109(2) of the Florida Statutes, the undersigned, being the General Partner of BENGAL MOTOR COMPANY, LTD., does hereby duly execute and file with the Florida Secretary of State this Certificate of the Limited Partnership.

         1. The name of the limited partnership is BENGAL MOTOR COMPANY, LTD.

         2. The address of the office at which the records required by
Section 620.106 of the Florida Statutes (1986) shall be maintained is 10455 N.W. 12th Street, Miami, Florida 33172.

         3. The name and address of the agent for service of process required to be maintained by Section 620.105 of the Florida Statutes (1986) is as follows:

                                    Ronald Esserman
                                    10455 N.W. 12th Street
                                    Miami, Florida  33172

         4. The name and business address of the general partner is as follows:

                                    Bengal Motors, Inc.
                                    10455 N.W. 12th Street
                                    Miami, Florida  33172

         5. The mailing address for the limited partnership is as follows:

                                    Bengal Motor Company, Ltd.
                                    10455 N.W. 12th Street
                                    Miami, Florida 33172

         6. The latest date upon which the limited partnership is to dissolve is December 31, 2009.